Exhibit 10.3

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This employment agreement (the "Agreement"), made this 28th day of November, 2005, by and between Aerosonic Corporation, a Delaware corporation (the "Company"), and P. Mark Perkins (the "Employee") residing at 934 Woodland Drive, Palm Harbor, Florida 34683.

WHEREAS, the Company and the Employee entered into an employment agreement dated May 14, 2003 (the "Original Agreement").

WHEREAS, the Company wishes to amend and restate the Original Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for these and other valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the Company and the Employee hereby agree as follows:

1.

Employment of Employee.  On the terms and conditions hereinafter set forth, the Company hereby employs the Employee as Executive Vice President and the Employee hereby accepts such employment.

2.

Duration of Employment.  Employment of the Employee by the Company hereunder shall commence at the date of the consummation of the Agreement and shall continue for a period of three years from such date.  This Agreement shall be renewed automatically for one additional year on the first anniversary of the commencement of the Term and on each subsequent anniversary thereafter, unless earlier terminated pursuant to the provisions of paragraph 8 hereof, or unless either party provides the other with a notice of termination at least 180 days prior to such anniversary date. (As used in this Agreement, "Term" shall mean the initial term and any renewal term of this Agreement).

3.

Duties of Employee.  The Employee shall serve the Company well and faithfully and shall, at all times, use his best efforts to promote the interest thereof and during the term of his employment hereunder shall devote his full business time and energies to the Company and its subsidiaries.  The Employee shall comply with all lawful requests and directions given to him by the Board of Directors of the Company (the "Directors") consistent with this position set forth in paragraph 1 and shall supply the Directors with such information and reports as the Directors may from time to time reasonably request.

4.

Place of Employment.  Except with his consent, the Employee shall not be required to perform duties which require his principal office or residence be maintained outside 1212 North Hercules Avenue, Clearwater, FL 33765; provided, however, that, in the discharge of his responsibilities hereunder, the Employee agrees to travel on business for reasonable time periods commensurate with his duties.  The Employee shall be reimbursed for such travel in accordance with the Company's policy in respect thereof.  All other out-of-pocket expenses incurred in connection with the Employee's duties under this agreement shall be reimbursed in accordance with the Company's policy in respect thereof.

5.

Confidential information.  The Employee shall not disclose the private affairs of the Company, or any subsidiary or affiliate of the Company, to any person other than such persons as the Directors or Management may direct or for the Company's purposes, and shall not use for his own purpose or for any purpose other than those of the Company, its subsidiaries or affiliates any information of a confidential nature in relation to the business of the Company or any subsidiary or affiliate of the Company they may have or acquire.

6.

Compensation of Employee.  During the term of employment provided for herein, the Employee shall be paid a minimum annual salary of $ 160,000 in U.S. dollars ("Base Salary"), which salary shall be paid to the Employee in equal biweekly installments in arrears.  Any increases in the Base Salary will be recommended by the Compensation Committee and approved by the Board of Directors.

7.

Benefits and Future Bonuses.  During the term of this agreement, Employee shall be entitled to participate in and shall receive such benefits from the Company as are afforded comparable executive employees subject to benefit plan restrictions and Company policy as it may be in effect from time to time.  All bonuses and stock options will be recommended by the Compensation Committee and approved by the Board of Directors.

8.

Termination of Employment.  The Employee's employment under this agreement shall terminate upon the death of the Employee and may be terminated by the Company at its option, by notice in writing to the Employee at least thirty (30) days prior to said termination, upon the occurrence of any of the following events:

8.1

the physical or mental disability of the Employee, as defined below;

8.2

the material breach by the Employee of any material provision of this agreement, which breach (if capable of being cured) is not cured within thirty (30) days of notice of such breach;

8.3

a good faith determination by the Directors that the Employee has commenced willful misconduct, failure to follow Company policy or a direct and legal direction from management, or a material breach of generally accepted industry standards that materially affects the Company or its public image, or constitutes a material dereliction of duty. However, no act or failure to act on the part of the Employee shall be considered "willful" unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee's act or omission was in the best interests of the Company.  Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Directors with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company; or

8.4

a determination by the Directors that the Employee should be discharged for any other reason, with or without cause.

Upon termination of the Employee's employment under this Agreement, neither the Company nor the Employee shall have any further duties or obligations hereunder except that (I) the Employee shall continue to be bound in all respects by his obligations concerning confidential information pursuant to paragraph 5 hereof, (II) upon such termination (i) by reason of death or pursuant to subparagraphs (a)-(c) of this paragraph 8, the Company shall pay the Employee's Base Salary prorated through the date of termination and (ii) upon such termination by reason of death or physical or mental disability of the Employee, the Company shall pay the Employee's bonus, if any, for the twelve-month period in which such termination occurs (calculated and payable in accordance with paragraph 7 hereof) prorated for the number of days in that year up to the date of death or date of termination for physical and mental disability (all payments owing to the Employee under the immediately preceding clauses (i) and (ii) of this paragraph 8 shall, in the event of termination by death, be paid to the estate of the Employee) and (iii) in the event that the Employee is terminated pursuant to subparagraph (d) of this paragraph 8, the Employee shall continue to be bound in all respects by his obligation under paragraph 9 hereof for a period of three (3) years from the date of such termination and the Company shall, during the remainder of the three year term specified in paragraph 2 hereof, continue to pay the Employee's Base Salary pursuant to paragraph 6 hereof and provide the Employee with the benefits and future bonuses provided for pursuant to paragraph 7 hereof so long as the Employee shall not be materially in breach of such obligation.

For purposes of this paragraph 8, the Employee shall be deemed to have suffered a physical or mental disability if (x) he shall fail because of a perceived mental or physical disability to perform the services required hereunder to the reasonable satisfaction of the Directors for a period of three consecutive months or for a period of six months during any twelve-month period or (y) if a physician selected by the Company, after examining the Employee, shall determine that the Employee has suffered a physical or mental disability that will prevent him from performing the services required hereunder for a period of four consecutive months or for a period of six months during a twelve-month period.  The employee may, at his own expense, select another physician to conduct a further examination of the Employee.  In the event that the opinion of the physician selected by the Employee differs from the opinion of the physician selected by the Company, then such physicians shall mutually agree upon a third physician whose opinion shall be binding upon the parties.  In the event that it is finally determined, pursuant to the examination by such third physician, that the Employee is not suffering such a physical or mental disability, the Employee shall not be terminated pursuant to the immediately preceding clause (y) of this paragraph 8.

In the event that the Employee receives or realizes any amounts in connection with long-term disability insurance (the premiums for which were paid by the Company, or any affiliates thereof), those amounts shall be deducted from any Base Salary payable to the Employee for that period.  The Company agrees that it shall not exercise its right to terminate this agreement as a result of the Employee's disability so as to deprive the Employee of any benefits which would otherwise become payable to the Employee under any disability insurance policy or salary continuation plan then maintained by the Company.

9.

Termination Due to Change in Control.

9.1

Employee may terminate Employee's employment for any reason due to a Change in Control (as herein defined) or during the eighteen-month period following a Change in Control if the successor entity following a Change in Control (A) causes any material change in the terms of Employee's employment as set forth in this Agreement or (B) reassigns the Employee’s principal place of employment in excess of 25 miles from the principal place of Employee’s employment.

9.2

For purposes of this Agreement "Change in Control"  shall mean:

(i)

any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 ( the "Exchange Act")) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

(ii)

the stockholders of the Company approve a merger or consolidation of the Company with any other corporation or other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iii)

the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

9.3

In the event of a termination due to a Change in Control, the Company shall pay to the Employee, as severance pay, an amount equal to the Employee's Base Salary at the current level at the time of termination for the remainder of the Term (including any extension),  either (i) in a lump sum no later than fifteen (15) days following termination, or (ii) in equal monthly installments, in the sole discretion of the Employee.

10.

Non-Competition.

10.1

The Employee agrees that from and after the date hereof and ending on the third anniversary of the termination date of the Employee's employment hereunder he will not, directly or indirectly, engage in or be concerned with or interested in, advise, lend money to, guarantee the debts or obligations of, or permit his name or any part thereof to be used or employed by, any business (whether as a proprietor, partner, joint venturer, employer, agent, employee, consultant, officer, beneficial or record owner (other than as a passive investor owning less than a 2% interest in a publicly held company)) which is competitive in any respect with any of the businesses of the Company and its subsidiaries as conducted as of the date the Employee's employment is terminated hereunder or which is, directly or indirectly, engaged in the design, development, production, marketing or distribution of products of the nature designed, developed, produced marketed or distributed by the Company or any of its subsidiaries as of the date of the Employee's employment is terminated hereunder.  In the event that this agreement is assigned to any entity other than a subsidiary of the Company, this non-competition clause shall refer to the businesses of the Company and its subsidiaries and not those of the assignee as of the date of any such assignment.

10.2

If any of the foregoing provisions relating to the duration, business or geographic scope of this covenant shall be held to be more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof by the final determination of a court of competent jurisdiction, and all appeals therefrom shall have failed or the time for such appeals shall have expired, such provision, shall be limited to the extent permitted by law.

10.3

It is agreed that it would be impossible to fully compensate the Company for damages for breach of the obligations of the Employee hereunder.  Accordingly, the Employee and the Company specifically agree that the Company and any of its affiliates or successors shall be entitled to temporary and permanent injunctive relief to enforce such obligations and that such relief may be granted without the necessity of proving actual damages.

11.

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida without regard to its choice of law provisions.

12.

Indemnification.  To the fullest extent allowed by law, the Company shall defend and indemnify the Employee for all acts committed while in the course and scope of his position as a director, officer, employee or agent of the Company, or any subsidiary of the Company, by reason of any action or inaction on the part of the Employee while an officer or director or by reason of the fact that the Employee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by the Employee in connection with such action, suit or proceeding if the Employee acted in good faith and in a manner the Employee reasonably believed to be in or not opposed to the best interests of the Company.

13.

Entire Agreement; Waiver.  This Agreement constitutes the entire Agreement between the parties relating to the subject matter hereof and there are no terms relating to the subject matter hereof other than those contained in this agreement.  No variation hereof shall be deemed valid unless in writing and signed by the parties hereto and no discharge of the terms hereof shall be deemed valid unless by full performance by the parties hereto or by writing signed by the parties hereto.  No waiver by either party of any provision or condition of the Agreement to be performed by the Employee or it shall be deemed a waiver of similar or dissimilar provisions or conditions at the time or any prior or subsequent time.

14.

Severability.  Each provision of this agreement is intended to be severable from the others so that if any provision or term hereof is determined to be illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remaining provisions and terms hereof.

15.

Assignment.  This agreement may not be assigned without prior written consent of the parties hereto, except that the Company may assign this agreement:  (i) to any of the Company's divisions, subsidiaries or affiliates or (ii) upon the Employee's prior consent, which consent shall not be unreasonably withheld, to any assignee, licensee or purchaser of the Company.

16.

Notices.  Any notice or other communication given or rendered hereunder by either party hereto shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, if to the Company, addressed to the Company at 1212 N. Hercules Avenue, Clearwater, FL 33765, Attention:  David A. Baldini or his designee, and if to the Employee, addressed to the Employee at his residence address as set forth above.

17.

Captions.  The paragraph captions are inserted only as a matter of convenience and reference and in no way define, limit or describe the scope of this agreement or the intent of any provision hereof.

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first above written.

Employee:

/s/  P. Mark Perkins

Name: P. Mark Perkins

Company: Aerosonic Corporation

/s/  David A. Baldini

Name: David A. Baldini

Chairman, President and Chief Executive Officer